September 17, 1996



Lenders identified on Schedule 1



Gentlemen:

          TCS Television Partners, L.P. and TCS Television, Inc. (together "TCS") refer to (1) the Note Purchase Agreements dated as of June 1, 1990, as amended by an Amendment and Waiver Agreement dated as of December 14, 1992 (the "Agreement"), and
(2) the letter agreement (the "Letter Agreement") between TCS and you dated June 28, 1995. Capitalized terms used in this letter without definition have the meanings given to them in the Agreement.

          In the Letter Agreement, you agreed to forego certain payments in connection with the repayment of the Subordinated
Notes from the proceeds of the sales of the stock of Avant
Development Corporation ("Avant") and Fabri Development
Corporation ("Fabri").

          This will confirm our further agreement as follows:

          1. You hereby reconfirm your consent to the sale of the stock of Fabri. From the proceeds of the sale of the stock of Fabri (the "Proceeds"), TCS may retain the amount (the "Reserved Amount") required to pay or reserve for payment any liabilities or obligations (contingent or otherwise) of TCS; provided, however, no amounts may be paid with respect to the indebtedness for borrowed money or the consulting fees payable to affiliates of TCS (the "Affiliate Liabilities"), except as provided in paragraph 2(b), (c) and (d).

          2. You hereby agree to release your lien on the shares of Fabri and any other security for the Senior Notes and the Subordinated Notes upon the sale of the stock of Fabri. At the closing of the sale of the shares of Fabri the Proceeds less the Reserved Amount shall be paid, and any amounts which TCS thereafter determines to release from the Reserved Amount and any amounts released from any escrow in favor of the buyer of the stock of Fabri and any amounts released from any reserve or escrow relating to the sale of Avant, shall be paid, as follows:

               (a) first, there shall be payable to you an amount equal to the sum of (1) the then outstanding principal amount of the Senior Notes, (2) accrued but unpaid interest, any Make-Whole Premium and any other amounts payable on the Senior Notes, (3) the outstanding principal amount of the Subordinated Notes, and (4) $1,326,805, representing the amount of interest on the Subordinated Notes that was capitalized as of December 14, 1992;

               (b) the next $3.5 million of the Proceeds shall be applied to satisfy the Affiliate Liabilities or distributed to the partners of TCS;

               (c) the next $4 million of Proceeds shall be applied 50% to satisfy Affiliate Liabilities or distributed to the partners of TCS, and 50% to pay to the holders of the Subordinated Debt; and

               (d) any additional Proceeds shall be applied 80% to satisfy Affiliate Liabilities or distributed to the partners of TCS and 20% to pay to the holders of the Subordinated Debt.

          Upon payment to you of the amounts payable pursuant to this paragraph 2, you shall have no further rights or claims against TCS.

          (3) The foregoing agreement shall only be effective if a definitive agreement to sell the stock of Fabri is executed on or before December 31, 1996 with a bona fide third party purchaser which agreement provides for a closing within 120 days after execution of the agreement, subject to extension of the closing date only if the approval of the Federal Communications Commission has not become final by that time, in which case the closing shall be held within 10 days after such approval becomes final.

          (4) TCS agrees to proceed diligently in all respects to identify a buyer and to negotiate in good faith to enter into a definitive agreement to sell the stock of Fabri provided that the purchase price for the stock is at least $28.5 million and provided further that the terms of the definitive agreement (and particularly the indemnification provisions) are satisfactory to TCS, that there has been no significant change in the market for television stations generally and no significant change in the operations of the Fabri stations or the markets in which the Fabri stations are located, and that no other significant event occurs between the date hereof and the date of signing the definitive agreement, which causes the general partner of TCS to reasonably conclude that a sale of the stock of Fabri at that time would not be in the best interests of the partners of TCS.
          Please sign the enclosed copy of this letter to indicate your agreement to the foregoing.

                                   Very truly yours,

                                   TCS TELEVISION PARTNERS, L.P.


                                   By:/s/ Elizabeth McNey Yates

                                   TCS TELEVISION, INC.


                                   By:/s/ Elizabeth McNey Yates


CONSENT RECONFIRMED AND AGREED:

CENTURY INDEMNITY COMPANY

By:  CIGNA INVESTMENTS, INC.


By:  /s/ James R. Kuzemchak__
     Name:  James R. Kuzemchak
     Title: Managing Director

CONNECTICUT GENERAL LIFE
INSURANCE COMPANY

By:  CIGNA INVESTMENTS, INC.


By:  /s/ James R. Kuzemchak
     Name:  James R. Kuzemchak
     Title: Managing Director

CIGNA PROPERTY AND CASUALTY

By:  CIGNA INVESTMENTS, INC.


By:  /s/ James R. Kuzemchak__
     Name:  James R. Kuzemchak
     Title: Managing Director





LIFE INSURANCE COMPANY OF
NORTH AMERICA

By:  CIGNA INVESTMENTS, INC.


By:  /s/ James R. Kuzemchak__
     Name:  James R. Kuzemchak
     Title: Managing Director